Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into this 31st day of March 2022, by and among Virgin Group Acquisition Corp. II, a Cayman Islands exempted company (“VGAC”), Grove Collaborative, Inc., a Delaware public benefit corporation (“Grove” and, together with VGAC, each an “Issuer”), and Corvina Holdings Limited, a BVI business company limited by shares incorporated in the British Virgin Islands (“Subscriber”). Defined terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Business Combination Agreement (as defined below).

WHEREAS, VGAC, Grove and the other parties named therein are party to that certain Agreement and Plan of Merger, dated as of December 7, 2021 (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “Business Combination Agreement”), pursuant to which VGAC will redomesticate as a public benefit corporation organized under the state of Delaware (the “Redomestication”) and, one Business Day thereafter, a wholly owned subsidiary of VGAC will merge with and into Grove, with Grove surviving as a wholly owned subsidiary of VGAC (the “Initial Merger”);

WHEREAS, concurrently with the entry into this Agreement, the Business Combination Agreement is being amended and restated to, among other things, reflect that immediately after the Initial Merger, Grove will merge with and into a second wholly owned subsidiary of VGAC, with the second wholly owned subsidiary surviving as a wholly owned subsidiary of VGAC (the “Final Merger” and together with the Initial Merger and the other transactions contemplated by the Business Combination Agreement, the “Transactions”) (the “BCA Amendment”);

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from Grove, on the date hereof, the Tranche 1 Shares (as defined below) for the Tranche 1 Purchase Price (as defined below), and Grove desires to issue and sell to Subscriber the Tranche 1 Shares in consideration of the payment of the Tranche 1 Purchase Price therefor by or on behalf of Subscriber to Grove, all on the terms and subject to the conditions set forth herein;

WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from VGAC, concurrently with the Business Combination Closing (as defined below), the Tranche 2 Shares (as defined below) (together with the Tranche 1 Shares, the “Subscribed Shares”), if any, for the Tranche 2 Purchase Price (as defined below), and Grove desires to issue and sell to Subscriber the Tranche 2 Shares, if any, in consideration of the payment of the Tranche 2 Purchase Price by or on behalf of Subscriber to VGAC, all on the terms and subject to the conditions set forth herein;

WHEREAS, certain other “qualified institutional buyers” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”)) or “accredited investors” (within the meaning of Rule 501(a) under the Securities Act) (each, an “Other Subscriber”) have, severally and not jointly, entered into separate subscription agreements with VGAC (the “Other Subscription Agreements”), pursuant to which such Other Subscribers have agreed to purchase VGAC Common Shares on the Closing Date (as defined below);

WHEREAS, concurrently with the entry into this Agreement, the Sponsor Letter Agreement (the “Sponsor Letter Agreement”), dated as of December 7, 2021, by and among VGAC, Grove and the other Persons party thereto, is being amended to delete certain earn-out provisions that were to be applicable to a portion of the VGAC Common Shares (as defined below) held by Virgin Group Acquisition Sponsor II LLC, a Cayman Islands limited liability company and Affiliate of the Subscriber (the “Sponsor”), following the Redomestication (the “Sponsor Letter Agreement Amendment”); and

WHEREAS, the Other Subscribers have (i) acknowledged (A) the waiver by Grove of the available cash condition set forth in Section 8.03(e) of the Business Combination Agreement, (B) the terms and conditions of this Agreement and the issuance by Grove and VGAC of the Tranche 1 Shares and the Tranche 2 Shares, as applicable and (C) that Grove and VGAC shall enter into this Agreement and, concurrently therewith, amend and restate the Business Combination Agreement, (ii) irrevocably agreed that none of the foregoing shall constitute a breach of any representation, warranty, covenant or agreement of VGAC under the Other Subscription Agreements and (iii) irrevocably waived all conditions and restrictions related to the foregoing and any rights that the Other Subscribers may have in connection therewith.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.            Definitions.

1.1.            For purposes of this Subscription Agreement:

1.1.1.            “Adjusted EBITDA” means earnings before interest, taxes, depreciation and amortization, and further excluding stock-based compensation, litigation expense, acquisition related expenses and other similar extraordinary items.

1.1.2.            “Adjusted Tranche 1 Per Share Price” means an amount equal to (i) $10.00 multiplied by (ii) the Exchange Ratio (as determined pursuant to, and in accordance with, the terms of the Business Combination Agreement).

1.1.3.            “Adjusted Tranche 1 Share Number” means a number of shares of Grove Common Stock equal to (i) $27,500,000 divided by (ii) the Adjusted Tranche 1 Per Share Price.

1.1.4.            “Conversion Date” means the date on which Grove issues shares of preferred stock in a Conversion Triggering Financing Round.

1.1.5.            “Conversion Triggering Financing Round” means other than a Permitted Financing, any bona fide preferred equity financing of Grove after the date hereof.

1.1.6.            “Conversion Triggering Shares” means shares of preferred stock of Grove issued in a Conversion Triggering Financing Round.

1.1.7.            “Deemed Liquidation Event” has the meaning given to such term in the Company Certificate of Incorporation, as in effect on the date hereof.

1.1.8.            “Grove Capital Stock” has the meaning given to the term “Company Capital Stock” in the Business Combination Agreement.

1.1.9.            “Grove Common Stock” has the meaning given to the term “Company Common Stock” in the Business Combination Agreement.

1.1.10.        “Grove Organizational Documents” has the meaning given to the term “Company Organizational Documents” in the Business Combination Agreement.

1.1.11.        “Grove Securities” has the meaning given to the term “Company Securities” in the Business Combination Agreement.

1.1.12.        “Measurement Date” means the last day of the Measurement Period.

1.1.13.        “Measurement Period” means the period of ten Trading Days commencing the first Trading Day after the date of VGAC’s first quarterly earnings call for a fiscal quarter that ends following the Business Combination Closing.

1.1.14.        “Minimum Tranche 1 Return” has the definition set forth on Schedule A.

1.1.15.        “Permitted Financing Shares” means any shares of capital stock of Grove issued in a Permitted Financing (including any shares of Grove Capital Stock into which any indebtedness constituting Permitted Financing are convertible).

1.1.16.        “Permitted Financing” means the financing contemplated by the Indicative Summary Term Sheet dated as of March 2022, by and between Grove and the lenders party thereto or, if such financing is not consummated, any alternative debt or senior equity financing consummated by Grove prior to the Outside Date.

1.1.17.        “Profitable Quarter” means any fiscal quarter of Grove in which Grove has Adjusted EBITDA of at least $5,000,000.

1.1.18.        “Redemption Share Amount” means a number of Tranche 1 Shares equal to (i) an amount equal to (A) the amount of cash available, as of immediately prior to the Closing, to be released from the Trust Account (after giving effect to all payments to be made as a result of the exercise of all Redemption Rights) minus (B) $22,500,000; provided, that in no event shall the amount pursuant to this clause (i) be greater than $27,500,000 or less than zero, divided by (ii) the Adjusted Tranche 1 Per Share Price.

1.1.19.        “Tranche 1 Purchase Price” means an amount, in cash, equal to $27,500,000.

1.1.20.        “Tranche 1 Preferred Shares” means a newly created class of share of preferred stock of Grove with rights, preference and privileges no less favorable to the holder than the rights, preferences and privileges set forth on Schedule A and otherwise having rights, preferences and privileges equivalent to the terms of the Conversion Triggering Shares.

1.1.21.        “Tranche 1 Shares” means a number of shares of Grove Common Stock equal to (i) the Tranche 1 Purchase Price divided by (ii) $11.70, as adjusted to include any additional shares of Grove Common Stock issued to the Subscriber pursuant to Section 2.1.6.

1.1.22.        “Tranche 2 Purchase Price” means an amount, in cash, equal to (i) $22,500,000 minus (ii) the amount of cash available, as of immediately prior to the Closing, to be released from the Trust Account (after giving effect to all payments to be made as a result of the exercise of all Redemption Rights); provided, that in no event shall the Tranche 2 Purchase Price be less than zero.

1.1.23.        “Tranche 2 Shares” means a number of VGAC Common Shares equal to (i) the Tranche 2 Purchase Price divided by (ii) $10.00.

1.1.24.        “VGAC Class A Common Shares” means shares of Class A common stock, par value $0.0001 per share, of VGAC after giving effect to the Redomestication.

1.1.25.        “VGAC Class B Common Shares” means shares of Class B common stock, par value $0.0001 per share, of VGAC after giving effect to the Redomestication.

1.1.26.        “VGAC Common Shares” means VGAC Class A Common Shares and VGAC Class B Common Shares.

1.1.27.        “VGAC Warrant Percentage” means the sum of (x) 0.75% and (y) the product of (1) 1.25% multiplied by (2) the quotient of (A) the number of Post-Combination VGAC Shares divided by (B) 5,000,000.

2.            Tranche 1 Subscription.

2.1.            Initial Subscription

2.1.1.            Subject to the terms and conditions hereof, at the Tranche 1 Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase, and Grove hereby agrees to issue and sell to Subscriber, upon the payment of the Tranche 1 Purchase Price, the Tranche 1 Shares (such subscription and issuance, the “Tranche 1 Subscription”).

2.1.2.            At all times from the date hereof until the earlier of (a) the Business Combination Closing, (b) the Conversion Date and (c) the date on which no Tranche 1 Shares are outstanding, Grove shall not:

(a)         authorize or issue any equity securities, or incur any indebtedness for borrowed money, unless the proceeds of such financing are applied in accordance with Section 2.2.2; or

(b)         pay any dividends or distributions on, or redeem, any shares of capital stock of Grove or any of its Subsidiaries.

2.1.3.            For so long as any Tranche 1 Shares are outstanding, Grove shall not:

(a)         (i) liquidate, dissolve or wind up the affairs of Grove or effect any merger or consolidation other than pursuant to the Business Combination Agreement, (ii) institute or cause to have instituted against it any bankruptcy, reorganization, debt arrangement or similar proceeding under any bankruptcy, insolvency or similar law, or any dissolution or liquidation proceeding, (iii) have a receiver appointed for Grove or a substantial part of its assets or properties or (iv) make an assignment for the benefit of creditors, or petition or apply to any Governmental Authority for, or consent or acquiesce to, the appointment of a custodian, receiver or trustee for all or substantially all of its assets or properties (each, a “Liquidation Event”) (other than a Change of Control), in each case, unless the holders of the Tranche 1 Shares receive, prior to the payment or distribution of any amounts in respect of Grove Capital Stock (other than Permitted Financing Shares), for each such Tranche 1 Share an amount in cash equal to the greater of (i) the Minimum Tranche 1 Return and (ii) the amount payable or distributable in respect of a share of Grove Common Stock (the “Tranche 1 Liquidation Preference”);

(b)         purchase or redeem any shares of Grove Capital Stock (other than stock repurchased from former employees or consultants in connection with the cessation of their employment or services, at the lower of fair market value or cost);

(c)         authorize or create (by reclassification, merger or otherwise) or issue or obligate itself to issue any new class or series of equity security (including any security convertible into or exercisable for any equity security) having rights, preferences or privileges senior to the Tranche 1 Shares, including by modifying the rights, preferences or privileges of any other class or series of equity security (including any security convertible into or exercisable for any equity security), other than (x) where the proceeds of such financing are applied to redeem the Tranche 1 Shares in full in accordance with Section 2.2.2 or (y) Permitted Financing Shares; or

(d)         other than pursuant to the Business Combination Agreement, enter into a Change of Control (or a definitive agreement providing for a Change of Control), unless:

(i)           if the consideration payable to Grove, or in respect of Grove Capital Stock, in connection with such Change of Control is comprised solely of cash or a mixture of cash and non-cash consideration (a “Cash Change of Control”), Grove redeems all (but not less than all) of the Tranche 1 Shares at a price equal to the greater of (A) the Minimum Tranche 1 Return and (B) the amount per Tranche 1 Share that the Subscriber would have received in such Change of Control, which redemption shall be made on the same day as (and contemporaneously with) the consummation of such Cash Change of Control and shall be paid in cash;

(ii)        if the consideration payable to Grove, or in respect of Grove Capital Stock, in connection with such Change of Control is comprised solely of non-cash consideration (other than any cash consideration solely in lieu of fractional shares) (a “Non-Cash Change of Control”), and Grove will not be the surviving Person upon the consummation of such Non-Cash Change of Control, Grove delivers or causes to be delivered to the Subscriber, in exchange for the Tranche 1 Shares, a security in the surviving Person or the parent of the surviving Person that has rights, preferences and privileges substantially similar to the Tranche 1 Preferred Shares (such security in the surviving Person, a “Substantially Equivalent Security”); and

2.1.4.            For so long as any Tranche 1 Shares are outstanding, the Subscriber will have the right to participate in any transfer of shares of Grove Capital Stock on the terms set forth in the Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of November 25, 2020 by and among Grove, the Major Investors and the Key Holders (each, as defined therein), mutatis mutandis.

2.1.5.            For so long as the Subscriber holds any Tranche 1 Shares, Grove Warrants or shares of Grove Common Stock issuable upon exercise of such Grove Warrants, the Subscriber will have registration rights with respect to such equity securities on the terms set forth in the Amended and Restated Investors’ Rights Agreement dated November 25, 2020 by and between Grove and the investors listed on Schedule A thereto, mutatis mutandis.

2.1.6.            Immediately prior to the consummation of Transactions, the following transactions shall occur in the following order:

(a)         if the Adjusted Tranche 1 Share Number is less than the number of Tranche 1 Shares issued on the date hereof, then Grove shall redeem a number of Tranche 1 Shares equal to such shortfall for no consideration;

(b)         if the Adjusted Tranche 1 Share Number exceeds the number of Tranche 1 Shares issued on the date hereof, then Grove shall issue to the Subscriber a number of Tranche 1 Shares equal to such excess for no consideration; and

(c)         if elected by the Subscriber in writing to Grove, the Subscriber shall sell to Grove a number of Tranche 1 Shares equal to the Redemption Share Amount, at a purchase price equal to the Adjusted Tranche 1 Per Share Price, payable by wire transfer of immediately available funds to an account designated by the Subscriber.

2.1.7.            Immediately after the conversion of any outstanding Tranche 1 Shares to VGAC Class B Common Shares pursuant to Section 3.01 of the Business Combination Agreement, Subscriber and VGAC agree that each such VGAC Class B Common Share shall be exchanged for one VGAC Class A Common Share.

2.2.            Termination of the Transactions. In the event that the Business Combination Agreement is terminated pursuant to Section 9.01 of the Business Combination Agreement without the Transactions having been consummated:

2.2.1.            on the Conversion Date, the Tranche 1 Shares shall automatically convert into, or be exchanged for, a number of Tranche 1 Preferred Shares equal to the quotient of (A) the aggregate purchase price of the then outstanding Tranche 1 Shares, divided by (B) the product of (i) 70% multiplied by (ii) the lesser of (x) the purchase price per share actually paid by investors for such round, and (y) the purchase price per share that would have resulted from the calculation in (i) if calculated based on a pre-money valuation of $1,400,000,000. Grove shall take all actions required to take the actions contemplated by this Section 2.2.1, including all necessary corporate approvals and amendments of the Grove Organizational Documents;

2.2.2.            if, prior to the Conversion Date, Grove obtains any debt or equity financing, other than Permitted Financing, in excess of $100,000,000 in the aggregate, Grove shall promptly notify Subscriber thereof and Subscriber shall have the right (but not the obligation) to elect that Grove use such excess financing to redeem the Tranche 1 Shares for a redemption price equal to the Minimum Tranche 1 Return. If the issuance of the Conversion Triggering Shares results in Grove having obtained debt or equity financing, other than Permitted Financing, in excess of $100,000,000 in the aggregate after the date hereof, Grove shall first redeem any Tranche 1 Shares that Subscriber has elected to be repurchased pursuant to this Section 2.2.2 and then, to the extent any Tranche 1 Shares remain outstanding, such Tranche 1 Shares shall convert into Tranche 1 Preferred Shares in accordance with Section 2.2.1;

2.2.3.            upon the termination of the Business Combination Agreement, Grove shall issue to Subscriber a number of warrants of Grove (each, a “Grove Warrant”), each exercisable for one share of Grove Common Stock at an exercise price of $0.01, equal to 3.0% of the Grove Securities issued and outstanding on such date on a fully diluted basis (and if, following termination of the Business Combination Agreement, Grove issues any Permitted Financing Shares, Grove shall issue to Subscriber an additional number of Grove Warrants equal to 3.0% of the Permitted Financing Shares). Such Grove Warrants shall be exercisable by Subscriber at any time for a period of five years from the date of issuance and shall otherwise be on terms customary for warrants of such nature; and

2.2.4.            if by the 18 month anniversary of the date hereof, Grove has not completed a Deemed Liquidation Event, completed a Conversion Triggering Financing Round, or had at least one Profitable Quarter, then Subscriber can elect to exchange the Tranche 1 Shares for shares of non-convertible preferred stock of Grove, at face value, with such shares of preferred stock to (A) be senior to all other equity interests of Grove (other than Permitted Financing Shares) and (B) have rights, preferences and privileges no less favorable than the rights, preferences and privileges (other than with respect to conversion into Grove Common Stock) set forth on Schedule A.

3.            Tranche 2 Subscription.

3.1.            Closing Subscription.

3.1.1.            Subject to the terms and conditions hereof, at the Tranche 2 Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase, and VGAC hereby agrees to issue and sell to Subscriber, upon the payment of the Tranche 2 Purchase Price, the Tranche 2 Shares (such subscription and issuance, the “Tranche 2 Subscription” and, together with the Tranche 1 Subscription, the “Subscriptions”). Notwithstanding anything herein to the contrary, the consummation of the Tranche 2 Subscription is contingent upon the substantially concurrent occurrence of the closing of the Transactions (the “Business Combination Closing”) as further described herein. Each of VGAC and Subscriber acknowledge and agree that the Tranche 2 Shares that will be issued pursuant hereto shall be shares of common stock in a Delaware public benefit corporation (and not shares in a Cayman Islands exempted company).

3.1.2.            Notwithstanding anything in this Agreement to the contrary, the provisions of this Section 3.1 and Section 5.2 shall cease to apply upon the Business Combination Agreement being validly terminated in accordance with its terms.

3.2.            Additional Shares.

3.2.1.            In the event that the volume-weighted average price of VGAC stock over the Measurement Period (the “Measurement Period VWAP”), is less than $10.00 per VGAC Class A Common Share, then Subscriber shall be entitled to receive a number of additional VGAC Class A Common Shares equal to the lesser of (i) the product of (x) the sum of (1) the VGAC Class B Common Shares issued to Subscriber at the Business Combination Closing pursuant to the Business Combination Agreement as consideration for the Tranche 1 Shares and (2) the Tranche 2 Shares, if any (collectively, the “Post-Combination VGAC Shares”), multiplied by (y) a fraction, (A) the numerator of which is $10.00 (as adjusted for any stock split, reverse stock split or similar adjustment following the Business Combination Closing) minus the Measurement Period VWAP, and (B) the denominator of which is the Measurement Period VWAP and (ii) the number of Post-Combination VGAC Shares outstanding as of immediately following the Business Combination Closing (such additional VGAC Class A Common Shares, “Additional Shares”). VGAC will issue the Additional Shares to Subscriber promptly (but in any event within five Business Days) after the Measurement Date. Notwithstanding anything to the contrary herein, no fraction of a VGAC Class A Common Share will be delivered pursuant to this Section 3.2, and if Subscriber would otherwise be entitled to a fraction of a VGAC Common Share, Subscriber shall instead have the number of Additional Shares issued to Subscriber rounded down to the nearest whole VGAC Class A Common Share.

3.3.            Measurement Period.

3.3.1.            From and after the later of (i) the date VGAC provides notice to the Subscriber of VGAC’s first earnings announcement for a quarterly period ending after the Business Combination Closing (the “First Public Earnings Announcement”) and the 20th Trading Day prior to the First Public Earnings Announcement, and through the end of the Measurement Period, VGAC and Subscriber shall not repurchase, redeem, otherwise acquire, or enter into a call transaction or sell, pledge, contract to sell or enter in any sale-equivalent transaction or engage in any similar transaction, including any constructive purchase or call, sale or put, or hedging, derivative or other transaction with the same or similar effect, or enter into any contract, option or other arrangement in respect thereof, or publicly announce an intention to take any of the foregoing actions with respect to any capital stock of VGAC, any securities convertible into or exchangeable for capital stock of VGAC or any options, warrants or other rights to acquire Shares; provided, that this Section 3.3 shall not prohibit any such purchase or acquisition by VGAC pursuant to an employee or director stock ownership or other benefit plan or prevent VGAC from otherwise issuing any capital stock.

3.4.            Lock-Up

3.4.1.            Subject to Section 3.4.2, Subscriber acknowledges and agrees that, the Post-Combination VGAC Shares, any Additional Shares issued prior to the Release Date, any warrants to acquire VGAC Common Shares (the “VGAC Warrants”) and any VGAC Common Shares for which VGAC Warrants are exercised (collectively, the “Lock-Up Interests”) may not be transferred prior to the earlier of (x) the effective date of the Registration Statement on Form S-1 filed to register the securities issued in the PIPE Financing and (y) 90 days after the Business Combination Closing (the earlier of (x) and (y), the “Release Date”). For the avoidance of doubt, shares held by the Subscriber pursuant to the Subscription Agreement, dated as of December 7, 2021, between the Subscriber and VGAC, shall not be considered Lock-Up Interests for purposes of this Subscription Agreement, and shares held by the Sponsor shall not be considered Lock-Up Interests for purposes of this Subscription Agreement and shall be governed by the lock-up provisions set forth in the Sponsor Letter Agreement.

3.4.2.            Notwithstanding the provisions set forth in Section 3.4.1, Subscriber may transfer the Lock-Up Interests prior to the Release Date (i) to any affiliates of Subscriber, (ii) by virtue of Subscriber’s certificate of incorporation or bylaws (or equivalent) upon dissolution of Subscriber; (iii) in connection with a bona fide gift or charitable contribution without consideration; (iv) with the written consent of the board of directors of VGAC following the Business Combination Closing; (v) in the event (A) there is a Change of Control, (B) any liquidation, dissolution or winding up of VGAC (whether voluntary or involuntary) is initiated, (C) any bankruptcy, reorganization, debt arrangement or similar proceeding under any bankruptcy, insolvency or similar law, or any dissolution or liquidation proceeding, is instituted by or against VGAC, or a receiver is appointed for VGAC or a substantial part of its assets or properties or (D) VGAC makes an assignment for the benefit of creditors, or petitions or applies to any Governmental Authority for, or consents or acquiesces to, the appointment of a custodian, receiver or trustee for all or substantially all of its assets or properties; provided that as a condition to any such transfer such transferee agrees to be bound to this Subscription Agreement as if it were Subscriber hereunder.

3.5.            Penny Warrants

3.5.1.            Immediately following the Business Combination Closing, VGAC shall issue to the Subscriber a number of warrants to purchase VGAC Class A Common Shares (each warrant exercisable to purchase one VGAC Class A Common Share for $0.01) (the “VGAC Warrants”) equal to the VGAC Warrant Percentage of the number of VGAC Common Shares, determined on a fully diluted basis, as of immediately following the Business Combination Closing. Such warrants shall be exercisable by Subscriber at any time for a period of five years from the date of issuance and shall otherwise be on terms customary for warrants of such nature.

3.6.            Waiver of Available Cash Condition.

3.6.1.            Effective upon (a) the payment of the Tranche 1 Purchase Price to Grove, and (b) if the conditions to the Subscriber’s obligation to purchase the Tranche 2 Shares in Section 6.2 are satisfied, the payment of the Tranche 2 Purchase Price, if any, to VGAC, Grove hereby waives the condition set forth in Section 8.03(e) of the Business Combination Agreement.

3.7.            Removal of Earn-Out Provisions and Private Placement Warrant.

3.7.1.            Concurrently with the Tranche 1 Closing, Grove, the Sponsor and the other Persons party thereto, shall enter into the Sponsor Letter Agreement Amendment, pursuant to which certain earn-out provisions applicable to a portion of the VGAC Class A Common Shares to be held by the Sponsor following the Redomestication shall be deleted.

3.7.2.            Each of Grove and VGAC acknowledge and agree that this Subscription Agreement shall not affect in any respect the Warrants (as defined in the Sponsor Letter Agreement) held by the Sponsor, each Insider and each Holder (as defined in the Sponsor Letter Agreement), which shall continue to be held by such Persons.

4.            Representations, Warranties and Agreements.

4.1.            Subscriber’s Representations, Warranties and Agreements. To induce each Issuer to issue the applicable Subscribed Shares, Subscriber hereby represents and warrants to each Issuer and acknowledges and agrees with Issuer, as of the date hereof and as of the Closing Date, as follows:

4.1.1.            Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

4.1.2.            This Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. Assuming that this Subscription Agreement constitutes the valid and binding agreement of each Issuer, this Subscription Agreement is the valid and binding obligation of Subscriber, and is enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

4.1.3.            The execution, delivery and performance by Subscriber of this Subscription Agreement and the consummation of the transactions contemplated herein do not and will not (i) result in any violation of the provisions of the organizational documents of Subscriber or any of its subsidiaries or (ii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber that would reasonably be expected to have a material adverse effect on the legal authority and ability of Subscriber to enter into and timely perform its obligations under this Subscription Agreement (a “Subscriber Material Adverse Effect”).

4.1.4.            Subscriber (i) is (a) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” within the meaning of Rule 501(a) under the Securities Act, (b) an Institutional Account as defined in FINRA Rule 4512(c) and (c) a sophisticated institutional investor, experienced in investing in transactions of the type contemplated by this Subscription Agreement and capable of evaluating investment risks independently, in each case, satisfying the applicable requirements set forth on Schedule B, (ii) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer, and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations, warranties and agreements herein on behalf of each owner of each such account, for investment purposes only and not with a view to any distribution of the Subscribed Shares in any manner that would violate the securities laws of the United States or any other applicable jurisdiction and (iii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule B following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares.

4.1.5.            Subscriber understands that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the

Securities Act. Except in respect of any stock lending program, Subscriber understands that the Subscribed Shares may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the issuer of such Subscribed Shares or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur solely outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and in each of cases (i) and (iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that the Subscribed Shares shall be subject to a legend to such effect (provided that such legends will be eligible for removal upon compliance with the relevant resale provisions of Rule 144 and as set forth in this Subscription Agreement). Subscriber acknowledges that the Subscribed Shares will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act. Subscriber understands and agrees that the Subscribed Shares will be subject to the foregoing restrictions and, as a result, Subscriber may not be able to readily resell the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Subscriber understands that it has been advised to consult independent legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares. Subscriber has determined based on its own independent review and such professional advice as it deems appropriate that the Subscribed Shares are a suitable investment for Subscriber, notwithstanding the substantial risks inherent in investing in or holding the Subscribed Shares, and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in each Issuer.

4.1.6.            Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares from the applicable Issuer. Subscriber further acknowledges that there have been no representations, warranties, covenants or agreements made to Subscriber by the Issuers or any of their respective officers or directors, expressly or by implication, other than those representations, warranties, covenants and agreements expressly set forth in this Subscription Agreement. Subscriber acknowledges specifically that a possibility of total loss exists.

4.1.7.            If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Subscriber represents and warrants that its acquisition and holding of the Subscribed Shares will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any applicable other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”).

4.1.8.            In making its decision to purchase the Subscribed Shares, Subscriber represents that it has relied solely upon independent investigation made by Subscriber and the representations, warranties and covenants of the Issuers contained in this Subscription Agreement. Without limiting the generality of the foregoing, Subscriber has not relied on any statements or other information provided by anyone, other than the

Issuers and their respective representatives concerning the Issuers or the Subscribed Shares or the offer and sale of the Subscribed Shares. Subscriber acknowledges and agrees that Subscriber has received access to and has had an adequate opportunity to review such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the Issuers and the Transactions. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares. Subscriber represents and warrants it is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to the Transactions, the Subscribed Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the Issuers, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

4.1.9.            Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber and the Issuers or one of their respective representatives. Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any general solicitation. Subscriber acknowledges that each of the Issuers represents and warrants that the Subscribed Shares were not offered by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act.

4.1.10.        Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of an investment in the Subscribed Shares.

4.1.11.        Subscriber represents and warrants that Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. If Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), Subscriber represents that it maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Subscriber further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Shares were legally derived.

4.1.12.        If Subscriber is an employee benefit plan that is subject to Title I of ERISA, a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Code or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other Similar Laws or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”), Subscriber represents and warrants that none of VGAC or Grove or any of its affiliates (the “Transaction Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares.

4.1.13.        Subscriber is not a foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) and that will acquire a substantial interest in the Issuers as a result of the purchase and sale of Subscribed Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over any Issuer from and after the Closing as a result of the purchase and sale of the Subscribed Shares hereunder.

4.1.14.        On each date any portion of the Subscription Amounts would be required to be funded to the Issuers pursuant to Section 5.2, Subscriber will have sufficient immediately available funds to pay such portion of the Subscription Amounts pursuant to Section 5.2.

4.1.15.        No broker, finder or other financial consultant has acted on behalf of Subscriber in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on the Issuer.

4.1.16.        Subscriber agrees that, from the date of this Subscription Agreement until the Business Combination Agreement Closing or the earlier termination of this Subscription Agreement or the Business Combination Agreement, none of Subscriber, its controlled affiliates, or any person or entity acting on behalf of Subscriber or any of its controlled affiliates or pursuant to any understanding with Subscriber or any of its controlled affiliates will engage in any Short Sales with respect to securities of any of the Issuers. For the purposes hereof, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), including through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (a) nothing herein shall prohibit any entities under common management or that share an investment advisor with Subscriber (including Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales and (b) in the case of a Subscriber that is a multimanaged investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets, this Section 4.1.16 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares covered by this Subscription Agreement. For the avoidance of doubt, this Section 4.1.16 shall not apply to (i) any sale (including the exercise of any redemption right) of securities of any of the Issuers (A) held by Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates prior to the execution of this Subscription Agreement or (B) purchased by Subscriber, its controlled affiliates or any person or entity acting on behalf of Subscriber or any of its controlled affiliates in an open market transaction after the execution of this Subscription Agreement or (ii) ordinary course, non-speculative hedging transactions.

4.2.            Issuers’ Representations, Warranties and Agreements. To induce Subscriber to purchase the Subscribed Shares, each Issuer hereby represents and warrants, severally and not jointly, with respect to such Issuer (and not as to any other Person) and agrees with Subscriber, as of the date hereof and, in the case of VGAC, as of the Closing Date, as follows:

4.2.1.            Such Issuer has been duly incorporated and (i) is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, (ii) is duly licensed or qualified to conduct its business and, if applicable, in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (ii), where the failure to be in good standing would not reasonably be expected to have an Issuer Material Adverse Effect (as defined below), (iii) has all requisite power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. In the case of VGAC, as of the Closing Date, such Issuer will be duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

4.2.2.            The Subscribed Shares to be issued by such Issuer will be duly authorized and, when issued and delivered to Subscriber against full payment for such Subscribed Shares, will be free and clear of all liens or other restrictions (other than arising under applicable securities laws) in accordance with the terms of this Subscription Agreement and registered with such Issuer’s transfer agent, such Subscribed Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights under such Issuer’s constitutive agreements or applicable law.

4.2.3.            This Subscription Agreement has been duly authorized, validly executed and delivered by such Issuer and, assuming that this Subscription Agreement constitutes the valid and binding obligation of Subscriber and the other Issuer, is the valid and binding obligation of such Issuer, and is enforceable against such Issuer in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally and (ii) principles of equity, whether considered at law or equity.

4.2.4.            The execution, delivery and performance of this Subscription Agreement (including compliance by such Issuer with all of the provisions hereof), the issuance and sale of the Subscribed Shares to be issued by such Issuer and the consummation of the other transactions contemplated herein, including the Transactions, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Issuer or any of its subsidiaries pursuant to the terms of any indenture, mortgage, charge, deed of trust, loan agreement, lease, license or other agreement or instrument to which such Issuer or any of its subsidiaries is a party or by which such Issuer or any of its subsidiaries is bound or to which any of the property or assets of such Issuer or any of its subsidiaries is subject, which would reasonably be expected to have a material adverse effect on the business, properties, financial condition, stockholders’ equity or results of operations of the Issuers and their respective subsidiaries, taken as a whole or materially and adversely affects the ability of such Issuer to timely perform its obligations under this Subscription Agreement, in each case subject to the exceptions in the definition of Company Material Adverse Effect in the Business Combination Agreement mutatis mutandis (collectively, an “Issuer Material Adverse Effect”), (ii) result in any violation of the provisions of the organizational documents of such Issuer or any of its subsidiaries or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over such Issuer or any of its subsidiaries or any of its properties that would reasonably be expected to have an Issuer Material Adverse Effect. Such Issuer has obtained all consents required of such Issuer for the consummation of the transactions contemplated hereby, including, in the case of Grove, the issuance of the Tranche 1 Shares and the Tranche 1 Preferred Shares.

4.2.5.            Neither such Issuer, nor any person acting on its behalf has, directly or indirectly, made any offers or sales of any security of such Issuer nor solicited any offers to buy any security under circumstances that would adversely affect reliance by such Issuer on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the issuance of the Subscribed Shares under the Securities Act.

4.2.6.            Neither such Issuer, nor any person acting on its behalf has conducted any general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act, in connection with the offer or sale of any of the Subscribed Shares and neither such Issuer, nor any person acting on its behalf has offered any of the Subscribed Shares in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

4.2.7.            As of the date of this Subscription Agreement, the authorized share capital of VGAC consists of 200,000,000 Class A ordinary shares, 20,000,000 Class B ordinary shares and 1,000,000 preference shares, $0.0001 par value each and as of the date immediately prior to the Transactions, the authorized share capital of the Issuer will consist of 200,000,000 Class A ordinary shares, 20,000,000 Class B ordinary shares and 1,000,000 preference shares, $0.0001 par value each.

4.2.8.            As of the date of this Subscription Agreement, the authorized share capital of Grove consists of 165,000,000 shares of Grove Common Stock, 8,242,152 shares of Company Series Seed Preferred Stock, 12,015,184 shares of Company Series A Preferred Stock, 10,789,890 shares of Company Series B Preferred Stock, 13,295,062 shares of Company Series C Preferred Stock, 7,273,640 shares of Company Series C-1 Preferred Stock, 17,173,437 shares of Company Series D Preferred Stock, 4,518,724 shares of Company Series D-1 Preferred Stock, 12,373,174 shares of Company Series D-2 Preferred Stock and 12,552,973 shares of Company Series E Preferred Stock.

4.2.9.            In the case of VGAC, all issued and outstanding ordinary shares of such Issuer have been duly authorized and validly issued, are fully paid, non-assessable and are not subject to preemptive or similar rights. In the case of Grove, all issued and outstanding shares of capital stock of such Issuer have been duly authorized and validly issued, are fully paid, non-assessable and are not subject to preemptive or similar rights.

4.2.10.        There are no shareholder agreements, voting trusts or other agreements or understandings to which VGAC is a party or by which it is bound relating to the voting of any securities of VGAC, other than as contemplated by the Business Combination Agreement and the Ancillary Agreements (as defined in the Business Combination Agreement). There are no securities or instruments issued by or to which VGAC is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Subscribed Shares that have not been or will not be validly waived on or prior to the Business Combination Closing.

4.2.11.        Except as set forth in the Grove Organizational Documents (copies of which have been provided to the Subscriber), (i) there are no shareholder agreements, voting trusts or other agreements or understandings to which Grove is a party or by which it is bound relating to the voting of any securities of Grove, other than as contemplated by the Business Combination Agreement and the Ancillary Agreements (as defined in the Business Combination Agreement) and (ii) there are no securities or instruments issued by or to which such Issuer is a party containing anti-dilution or similar provisions that will be triggered by the issuance of the Subscribed Shares that have not been or will not be validly waived on or prior to the Business Combination Closing.

4.2.12.        Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4.1, (i) no registration under the Securities Act is required for the offer and sale of the applicable Subscribed Shares by such Issuer to Subscriber and (ii) no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of such Issuer in connection with the consummation of the transactions contemplated by this Subscription Agreement, except for filings pursuant to Regulation D of the Securities Act and applicable state securities laws and filings required to consummate the Transactions as provided under the Business Combination Agreement.

4.2.13.        As of the date hereof, there are no pending or, to the knowledge of such Issuer, threatened, suits, claims, actions, or proceedings, which, if determined adversely, would, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect. As of the date hereof, there is no unsatisfied judgment, any open injunction, or any decree, ruling or order of any governmental authority or arbitrator outstanding against or binding upon such Issuer, which would, individually or in the aggregate, reasonably be expected to have an Issuer Material Adverse Effect.

4.2.14.        Such Issuer is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by such Issuer of this Subscription Agreement (including, without limitation, the issuance of the applicable Subscribed Shares), other than (i) filings with the Commission, (ii) filings required by applicable state or federal securities laws, (iii) filings required in accordance with Section 7, (iv) those required by the New York Stock Exchange (the “NYSE”) or Nasdaq, and (v) filings, the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, an Issuer Material Adverse Effect.

4.2.15.        At the Tranche 1 and Tranche 2 Closings, such Issuer will be classified as a domestic corporation for U.S. federal income tax purposes.

4.2.16.        In the case of VGAC, such Issuer made available to Subscriber (including via the Commission’s EDGAR system) a true, correct and complete copy of each form, report, statement, schedule, prospectus, proxy, registration statement and other documents filed by such Issuer with the Commission prior to the date of this Subscription Agreement (the “SEC Documents”), which SEC Documents, as of their respective filing dates, complied in all material respects with the requirements of the Exchange Act applicable to the SEC Documents and the rules and regulations of the Commission promulgated thereunder and applicable to the SEC Documents. As of their respective dates, all SEC Documents required to be filed by such Issuer with the Commission prior to the date hereof complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder. None of the SEC Documents filed under the Exchange Act, contained, when filed or, if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that are amended, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In the case of the VGAC, such Issuer has timely filed each report, statement, schedule, prospectus, and registration statement that such Issuer was required to file with the Commission since its inception and through the date hereof. The financial statements of VGAC included in the SEC Documents complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial condition of VGAC as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP); except, in each case, as set forth in any subsequent SEC Document filed or furnished with the SEC on or prior to the date hereof.

4.2.17.        No broker, finder or other financial consultant has acted on behalf of such Issuer in connection with this Subscription Agreement or the transactions contemplated hereby in such a way as to create any liability on Subscriber.

4.2.18.        Such Issuer is not, and immediately after receipt of payment for the applicable Subscribed Shares will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

4.2.19.        Such Issuer represents and warrants that such Issuer is not (i) a person or entity named on OFAC List, or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515 or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that such Issuer is permitted to do so under applicable law. If such Issuer is a financial institution subject to the BSA/PATRIOT Act, such Issuer represents that it maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Such Issuer also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. Such Issuer further represents and warrants that, to the extent required, it maintains policies and procedures reasonably designed to ensure that the funds held by Issuer were legally derived.

4.2.20.        Such Issuer is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of such Issuer, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, such Issuer is a party or by which such Issuer’s properties or assets are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over such Issuer or any of its properties, except, in the case of clauses (ii) and (iii), for defaults or violations that have not had and would not be reasonably likely to have, individually or in the aggregate, an Issuer Material Adverse Effect.

4.2.21.        Such Issuer is in compliance with all applicable laws, except where such non-compliance would not be reasonably likely to have an Issuer Material Adverse Effect.

4.2.22.        As of the date hereof, the issued and outstanding Class A ordinary shares, $0.0001 par value, of VGAC (the “Class A Shares”) are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on NYSE under the symbol “VGII”. There is no suit, action, proceeding or investigation pending or, to the knowledge of VGAC, threatened against VGAC by NYSE or the Commission with respect to any intention by such entity to deregister the Class A Shares or prohibit or terminate the listing of the Class A Shares on NYSE. VGAC has taken no action that is designed to terminate the registration of the Class A Shares under the Exchange Act or the listing of the Class A Shares on the NYSE. Following the Redomestication, the Class A Shares are expected to be registered under the Exchange Act and listed for trading on the NYSE or Nasdaq.

4.2.23.        Upon consummation of the Transactions, the issued and outstanding Shares will continue to be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on the NYSE.

5.            Closings.

5.1.            Tranche 1 Closing. The closing of the Tranche 1 Subscription (the “Tranche 1 Closing”) shall occur concurrently with the execution and delivery of this Agreement. At the Tranche 1 Closing, (i) Subscriber shall pay or cause to be paid to Grove, by wire transfer of United States dollars in immediately available funds to an account designated in writing by Grove, the Tranche 1 Purchase Price and (ii) Grove shall issue to Subscriber (or the funds and accounts designated by Subscriber if so designated by Subscriber, or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, the Tranche 1 Shares, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), which Tranche 1 Shares, unless otherwise determined by Grove, shall be uncertificated, with record ownership reflected only in the register of shareholders of Grove.

5.2.            Tranche 2 Closing. The closing of the Tranche 2 Subscription (the “Tranche 2 Closing” and, together with the Tranche 1 Closing, each an “Investment Closing”) shall occur on the date of, and immediately prior to (but subject to), the consummation of the Transactions (the date of the Tranche 2 Closing, the “Closing Date”). Upon written notice from (or on behalf of) VGAC to Subscriber (the “Closing Notice”) at least five (5) Business Days prior to the date that VGAC reasonably expects all conditions to the closing of the Transactions to be satisfied (the “Expected Closing Date”), upon satisfaction (or, if applicable, waiver) of the conditions set forth in Section 6, Subscriber shall deliver to VGAC, the Tranche 2 Purchase Price, if any, (i) no later than two (2) Business Days prior to the Expected Closing Date by wire transfer of United States dollars in immediately available funds to the account specified by

VGAC in the Closing Notice, such funds to be held by VGAC in escrow until the Tranche 2 Closing, or (ii) on the Closing Date, following Subscriber’s receipt of reasonably acceptable evidence from VGAC’s transfer agent showing Subscriber as the owner of the Tranche 2 Shares on and as of the Closing Date, to an account specified by VGAC and as otherwise mutually agreed by Subscriber and VGAC acting reasonably (“Alternative Settlement Procedures”). For the avoidance of doubt, mutually agreeable Alternative Settlement Procedures shall include, without limitation, Subscriber delivering to VGAC on the Closing Date the Tranche 2 Purchase Price for the Tranche 2 Shares by wire transfer of U.S. dollars in immediately available funds to the account specified by VGAC in the Closing Notice against delivery to Subscriber of the Tranche 2 Shares. On the Closing Date, VGAC shall issue to Subscriber (or the funds and accounts designated by Subscriber if so designated by Subscriber, or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable, the Tranche 2 Shares, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), which Tranche 2 Shares, unless otherwise determined by VGAC, shall be uncertificated, with record ownership reflected only in the register of shareholders of VGAC and shall, prior to Subscriber delivering the funds on the Closing Date, provide evidence of such issuance from VGAC’s transfer agent showing Subscriber as the owner of the Tranche 2 Shares on and as of the Closing Date. If the Transactions are not consummated within three (3) Business Days after the Expected Closing Date, VGAC shall promptly (but no later than one (1) Business Day thereafter) return the Tranche 2 Purchase Price to Subscriber by wire transfer of United States dollars in immediately available funds to an account specified by Subscriber, and the Tranche 2 Shares shall be cancelled. Notwithstanding such return, (i) a failure to close on the Expected Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to the Tranche 2 Closing set forth in Section 6 to be satisfied or waived on or prior to the Closing Date, and (ii) to the extent required by Section 3.1, Subscriber shall remain obligated (A) to redeliver funds on the new Closing Date to VGAC following VGAC’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in Section 6. For purposes of this Subscription Agreement, “Business Day” means any day that, in New York, New York, is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close.

6.            Conditions to Tranche 2 Subscription.

6.1.            Conditions to Tranche 2 Closing of the Issuer. VGAC’s obligations to sell and issue the Tranche 2 Shares at the Tranche 2 Closing are subject to the fulfillment or (to the extent permitted by applicable law) written waiver by VGAC, on or prior to the Closing Date, of each of the following conditions:

6.1.1.            Representations and Warranties Correct. The representations and warranties made by Subscriber in Section 4.1 shall be true and correct in all material respects when made (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect, which representations and warranties shall be true in all respects) with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to consummation of the Transactions.

6.1.2.            Compliance with Covenants. Subscriber shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by Subscriber at or prior to the Tranche 2 Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of Subscriber to consummate the Tranche 2 Closing.

6.1.3.            Closing of the Transactions. All conditions precedent to each of VGAC’s and Grove’s obligations to consummate, or cause to be consummated, the Transactions set forth in the Business Combination Agreement shall have been satisfied or waived by the party entitled to the benefit thereof under the Business Combination Agreement (other than those conditions that may only be satisfied at the consummation of the Transactions, but subject to satisfaction or waiver by such party of such conditions as of the consummation of the Transactions), and the Transactions will be consummated immediately following the Tranche 2 Closing.

6.1.4.            Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, statute, rule or regulation enjoining or prohibiting the consummation of the Tranche 2 Subscription.

6.2.            Conditions to Tranche 2 Closing of Subscriber. Subscriber’s obligation to purchase the Tranche 2 Shares at the Tranche 2 Closing is subject to the fulfillment or (to the extent permitted by applicable law) written waiver by Subscriber, on or prior to the Closing Date, of each of the following conditions:

6.2.1.            Representations and Warranties Correct. The representations and warranties made by VGAC in Section 4.2 shall be true and correct in all material respects when made (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects), and shall be true and correct in all material respects on and as of the Closing Date (unless they specifically speak as of another date in which case they shall be true and correct in all material respects as of such date) (other than representations and warranties that are qualified as to materiality or Issuer Material Adverse Effect, which representations and warranties shall be true and correct in all respects) with the same force and effect as if they had been made on and as of said date, but in each case without giving effect to consummation of the Transactions.

6.2.2.            Compliance with Covenants. VGAC shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by VGAC at or prior to the Closing, except where the failure of such performance or compliance would not or would not reasonably be expected to prevent, materially delay, or materially impair the ability of VGAC to consummate the Closing.

6.2.3.            Closing of the Transactions. All conditions precedent to the consummation of the Transactions set forth in the Business Combination Agreement shall have been satisfied or waived by the party entitled to the benefit thereof under the Business Combination Agreement (other than those conditions that may only be satisfied at the consummation of the Transactions, but subject to satisfaction or waiver by such party of such conditions as of the consummation of the Transactions), and the Transactions will be consummated immediately following the Tranche 2 Closing.

6.2.4.            Legality. There shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, statute, rule or regulation enjoining or prohibiting consummation of the transactions contemplated by this Subscription Agreement or the Transactions and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition.

6.2.5.            Amendment of Business Combination Agreement. Except as contemplated by this Subscription Agreement, the terms of the Business Combination Agreement shall not have been amended in a manner that would reasonably be expected to materially and adversely affect the economic benefits that Subscriber (in its capacity as such) would reasonably expect to receive under this Subscription Agreement unless Subscriber has consented in writing to such amendment.

6.2.6.            Listing. No suspension of the qualification of the VGAC Class A Common Shares for offering or sale or trading in any jurisdiction, and no suspension or removal from listing of the VGAC Class A Common Shares on the NYSE or Nasdaq, and no initiation or threatening of any proceedings for any of such purposes or delisting, shall have occurred, and the Tranche 2 Shares shall be approved for listing on the NYSE or Nasdaq, as applicable, subject to official notice of issuance.

7.            Registration Statement.

7.1.            The Issuer agrees that, within twenty (20) Business Days after the consummation of the Transactions (the “Filing Date”), VGAC will file with the Commission (at VGAC’s sole cost and expense) a registration statement (the “Registration Statement”) registering the resale of the Post-Combination VGAC Shares (the “Registrable Securities”), and VGAC shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the Commission notifies the Issuer that it will “review” the Registration Statement) following the Closing Date and (ii) the 5th Business Day after the date VGAC is notified (orally or in writing, whichever is earlier) by the Commission that the

Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Date”); provided, however, that VGAC’s obligations to include the Registrable Securities in the Registration Statement are contingent upon Subscriber furnishing a completed and executed selling shareholders questionnaire in customary form to VGAC that contains the information required by Commission rules for a Registration Statement regarding Subscriber, the securities of VGAC held by Subscriber and the intended method of disposition of the Registrable Securities to effect the registration of the Registrable Securities, and Subscriber shall execute such documents in connection with such registration as VGAC may reasonably request that are customary of a selling stockholder in similar situations, including providing that VGAC shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement, if applicable, as permitted hereunder; provided, that Subscriber shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Securities. For purposes of clarification, any failure by VGAC to file the Registration Statement by the Filing Date or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve VGAC of its obligations to file or effect the Registration Statement as set forth above in this Section 7. For purposes of this Section 7, Registrable Securities shall include, as of any date of determination, the Post-Combination VGAC Shares and any other equity security of VGAC issued or issuable with respect to the Post-Combination VGAC Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise and “Subscriber” shall include any person to which the rights under this Section 7 shall have been duly assigned. VGAC will provide a draft of the Registration Statement to Subscriber for review at least two (2) Business Days in advance of filing the Registration Statement. In no event shall Subscriber be identified as a statutory underwriter in the Registration Statement unless requested by the Commission and consented to by Subscriber. If the Commission requests that Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have an opportunity to withdraw from the Registration Statement. Notwithstanding the foregoing, if the Commission prevents VGAC from including any or all of the Post-Combination VGAC Shares proposed to be registered for resale under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Post-Combination VGAC Shares by the applicable shareholders or otherwise, (i) such Registration Statement shall register for resale such number of Post-Combination VGAC Shares which is equal to the maximum number of Post-Combination VGAC Shares as is permitted by the Commission and (ii) the number of Post-Combination VGAC Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders; and as promptly as practicable after being permitted to register additional Post-Combination VGAC Shares under Rule 415 under the Securities Act, VGAC shall amend the Registration Statement or file a new Registration Statement to register such Post-Combination VGAC Shares not included in the initial Registration Statement and cause such amendment or Registration Statement to become effective as promptly as practicable.

7.2.            In the case of the registration effected by VGAC pursuant to this Subscription Agreement, VGAC shall, upon reasonable request, inform Subscriber as to the status of such registration. At its expense, VGAC shall:

7.2.1.            except for such times as VGAC is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which VGAC determines to obtain, continuously effective with respect to Subscriber, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following: (i) Subscriber ceases to hold any Registrable Securities and (ii) the date all Registrable Securities held by Subscriber may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for the Issuer to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable); provided, that for as long as the Registration Statement shall remain effective pursuant to the immediately preceding sentence, VGAC will use commercially reasonable efforts to file all reports, and provide all customary and reasonable cooperation, necessary to enable Subscriber to resell the Post-Combination VGAC Shares pursuant to the Registration Statement, and update or amend the Registration Statement as necessary to include the Post-Combination VGAC Shares.

7.2.2.            advise Subscriber, as promptly as practicable but in any event within five (5) Business Days:

(a)         when a Registration Statement or any post-effective amendment thereto has become effective;

(b)         of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(c)         of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(d)         of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(e)         subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, VGAC shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding VGAC or subject the Subscriber to any duty of confidentiality;

7.2.3.            use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

7.2.4.            upon the occurrence of any event contemplated in Section 7.2.2(e), except for such times as VGAC is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, VGAC shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

7.2.5.            use its commercially reasonable efforts to cause all Post-Combination VGAC Shares to be listed on each securities exchange or market, if any, on which VGAC’s common stock is then listed.

7.3.            Notwithstanding anything to the contrary in this Subscription Agreement, VGAC shall be entitled to delay or postpone the effectiveness of the Registration Statement, and from time to time to require Subscriber not to sell under the Registration Statement or to suspend the effectiveness thereof, (i) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of VGAC’s Annual Report on Form 10-K, or (ii) if the filing, effectiveness or continued use of any Registration Statement would require VGAC to make any public disclosure of material non-public information, which disclosure, in the good faith determination of the board of directors of VGAC, after consultation with counsel to VGAC, (a) would be required to be made in any Registration Statement in order for the applicable Registration Statement not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) VGAC has a bona fide business purpose for not making such information public (each such circumstance, a “Suspension Event”); provided, however, that VGAC may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days, in each case, during any twelve-month period. Upon receipt of any written notice from VGAC (which notice shall not contain any material non-public information regarding VGAC and which notice shall not be subject to any duty of confidentiality) of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Subscriber agrees that it will immediately discontinue offers and sales of the Post-Combination VGAC Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Subscriber receives copies of a supplemental or amended prospectus (which VGAC agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by VGAC that it may resume such offers and sales (which notice shall not contain any material non-public information regarding VGAC and which notice shall not be subject to any duty of confidentiality). If so directed by VGAC, Subscriber will deliver to VGAC or, in Subscriber’s sole discretion destroy, all copies of the prospectus covering the Post-Combination VGAC Shares in Subscriber’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Post-Combination VGAC Shares shall not apply (i) to the extent Subscriber is required to retain a copy of such prospectus (a) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (b) in accordance with a bona fide pre-existing document retention policy or (ii) to copies stored electronically on archival servers as a result of automatic data back-up.

7.4.            Subscriber may deliver written notice (including via email in accordance with Section 7.3 (an “Opt-Out Notice”) to VGAC requesting that Subscriber not receive notices from the Issuer otherwise required by Section 7.3; provided, however, that Subscriber may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from Subscriber (unless subsequently revoked), (i) VGAC shall not deliver any such notices to Subscriber and Subscriber shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to Subscriber’s intended use of an effective Registration Statement, Subscriber will notify VGAC in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 7.4) and the related suspension period remains in effect, VGAC will so notify Subscriber, within one (1) Business Day of Subscriber’s notification to VGAC, by delivering to Subscriber a copy of such previous notice of Suspension Event, and thereafter will provide Subscriber with the related notice of the conclusion of such Suspension Event immediately upon its availability (which notices shall not contain any material non-public information regarding the Issuer and which notice shall not be subject to any duty of confidentiality).

7.5.            The parties agree that:

7.5.1.            VGAC shall, notwithstanding the termination of this Subscription Agreement, indemnify and hold harmless, to the extent permitted by law, Subscriber (to the extent a seller under the Registration Statement), the officers, directors, agents, partners, members, managers, shareholders, affiliates, employees and investment advisers of each Subscriber, each person who controls such Subscriber (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, partners, members, managers, shareholders, agents, affiliates, employees and investment advisers of each such controlling from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) (collectively, “Losses”), as incurred, that arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in any Registration Statement (or incorporated by reference therein), prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or arising out of or relating to any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (ii) any violation or alleged violation by the Issuer of the Securities Act, Exchange Act or any state securities law or any rule or regulation thereunder, in connection with the performance of its obligations under this Section 7, except insofar as the same are caused by or contained in any information furnished in writing to VGAC by or on behalf of Subscriber expressly for use therein or Subscriber has omitted a material fact from such information; provided, however, that the indemnification contained in this Section 7.5 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of VGAC (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall VGAC be liable for any Losses to the extent they arise out of or are based upon a violation which occurs (A) in reliance upon and in conformity with written information furnished by Subscriber expressly for use in such Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto, (B) in connection with any failure of such person to deliver or cause to be delivered a prospectus made available by VGAC in a timely manner, (C) as a result of offers or sales effected by or on behalf of any person by means of a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by VGAC, or (D) in connection with any offers or sales effected by or on behalf of Subscriber in violation of Section 7.3. VGAC shall notify Subscriber promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Section 7 of which the Issuer is aware.

7.5.2.            Subscriber agrees, severally and not jointly with any person that is a party to the Other Subscription Agreements, to indemnify and hold harmless, to the extent permitted by law, VGAC, its directors, officers, employees and agents and each person who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) against any and all Losses, as incurred, that arise out of or are based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by Subscriber expressly for use therein; provided, however, that the indemnification contained in this Section 7.5 shall not apply to amounts paid in settlement of any Losses if such settlement is effected without the consent of Subscriber (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary herein, in no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Subscribed Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation.

7.5.3.            Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed), consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

7.5.4.            The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive the transfer of the Subscribed Shares purchased pursuant to this Subscription Agreement.

7.5.5.            If the indemnification provided under this Section 7.5 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any Losses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7.5 from any person who was not guilty of such fraudulent misrepresentation. Each indemnifying party’s obligation to make a contribution pursuant to this Section 7.5 shall be individual, not joint and several, and in no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by Subscriber upon the sale of the Subscribed Shares purchased pursuant to this Subscription Agreement giving rise to such contribution obligation.

8.            Antitrust.

8.1.            At least forty-five (45) calendar days prior to the issuance to Subscriber of any additional Grove Securities, VGAC Common Shares or any other equity securities of either Issuer (including the Grove Warrants and the Additional Shares, respectively) in connection with Sections 2.2.1, 2.2.3, 2.2.4, 3.2.1 or 3.5.1 (such date, the “Filing Determination Date”), Subscriber and the applicable Issuer shall work in good faith to determine if any such issuances will require a filing or application under any laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, including the HSR Act (as defined in the Business Combination Agreement) (“Antitrust Laws”).

8.2.            If Subscriber and the applicable Issuer determine that a filing or application is required pursuant to Section 8.1, then each such party agrees to promptly (but, in any event, no later than ten (10) calendar days after the Filing Determination Date) make, or cause to be made, any required filing or application under Antitrust Laws, as applicable, including a Notification and Report Form with the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission, as required by the HSR Act.  The parties hereto, as applicable, agree to supply as promptly as reasonably practicable any additional information and documentary material that may reasonably be requested pursuant to Antitrust Laws and to use reasonable best efforts to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods or obtain required approvals, as applicable under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the HSR Act.

8.3.            No party hereto shall take any action that would reasonably be expected to adversely affect or materially delay the approval of any Governmental Authority, or the expiration or termination of any waiting period of any required filings or applications under Antitrust Laws, including by agreeing to merge with or acquire any other person or acquire a substantial portion of the assets of or equity in any other person.  The parties hereto further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other order, decree or ruling or statute, rule, regulation or executive order that would adversely affect the ability of the parties hereto to consummate the issuances referenced in Section 8.1, to use reasonable best efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

9.            Miscellaneous.

9.1.            Further Assurances. At each Investment Closing, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscriptions as contemplated by this Subscription Agreement.

9.1.1.            Subscriber acknowledges that each Issuer will rely on the acknowledgments, understandings, agreements, representations and warranties made by Subscriber contained in this Subscription Agreement. Prior to the Tranche 2 Closing, Subscriber agrees to promptly notify VGAC if any of the acknowledgments, understandings, agreements, representations and warranties made by Subscriber set forth herein are no longer accurate in all material respects. Each Issuer acknowledges that Subscriber will rely on the acknowledgments, understandings, agreements, representations and warranties made by such Issuer contained in this Subscription Agreement. Prior to the Tranche 2 Closing, VGAC agrees to promptly notify Subscriber if any of the acknowledgments, understandings, agreements, representations and warranties made by such Issuer set forth herein are no longer accurate in all material respects (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case the Issuer shall notify Subscriber if they are no longer accurate in any respect).

9.1.2.            Each of the Issuers and Subscriber is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

9.1.3.            Each Issuer may request from Subscriber such additional information as such Issuer may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares, and Subscriber shall provide such information as may be reasonably requested, to the extent within Subscriber’s possession and control or otherwise readily available to Subscriber, provided that such Issuer agrees to keep confidential any such information provided by Subscriber.

9.1.4.            Each of Subscriber and the Issuers shall pay all of their own respective expenses in connection with this Subscription Agreement and the transactions contemplated herein (it being agreed that all expenses related to the Registration Statement are for the account of VGAC to the extent provided in Section 7, and the Issuer shall be responsible for the fees of its transfer agent and all of DTC’s fees associated with the issuance of the Subscribed Shares); provided, that VGAC and the Subscriber shall each pay one-half of all expenses incurred in connection with filings or applications under the HSR Act or other Antitrust Laws in connection with this Subscription Agreement.

9.1.5.            Each of Subscriber and the Issuers shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the Tranche 1 Closing on the date hereof and the Tranche 2 Closing not later than immediately prior to the consummation of the Transactions, in each case, on the terms set forth herein.

9.2.            Subscriber hereby acknowledges and agrees that, except in respect of any stock lending program, it will not, nor will any person acting at Subscriber’s direction or pursuant to any understanding with Subscriber (including Subscriber’s controlled affiliates), directly or indirectly, offer, sell, pledge, contract to sell, sell any option in, or engage in hedging activities or execute any “short sales” (as defined in Rule 200 of Regulation SHO under the Exchange Act) with respect to, any capital stock of VGAC or any securities of VGAC or any instrument exchangeable for or convertible into any capital stock of VGAC or any securities of VGAC until the consummation of the Transactions (or such earlier termination of this Subscription Agreement in accordance with its terms). Notwithstanding the foregoing, (i) nothing herein shall prohibit any entities under common management or that share an investment advisor with Subscriber (including Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales; (ii) in the case of a Subscriber that is a multimanaged investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets, this Section 9.2 shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares covered by this Subscription Agreement. For the avoidance of doubt, this Section 9.2 shall not apply to (i) any sale (including the exercise of any redemption right) of securities of the Issuer (A) held by the Subscriber, its controlled affiliates or any person or entity acting on behalf of the Subscriber or any of its controlled affiliates prior to the execution of this Subscription Agreement or (B) purchased by the Subscriber, its controlled affiliates or any person or entity acting on behalf of the Subscriber or any of its controlled affiliates in an open market transaction after the execution of this Subscription Agreement or (ii) ordinary course, non-speculative hedging transactions.

9.3.            Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier, or sent by certified or registered mail, postage prepaid, and shall be deemed to be given and received (i) when so delivered personally, (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email, or (iii) three (3) Business Days after the date of mailing to the address below or to such other address or addresses as such person may hereafter designate by notice given hereunder:

(i) if to Subscriber:

Corvina Holdings Limited

Craigmuir Chambers, PO Box 71

Road Town

Tortola

British Virgin Islands

with a copy (which copy shall not constitute notice) to:

Virgin Management USA, Inc.

65 Bleecker Street, 6th Floor

New York, NY 10012

Attention: Harold Brunink

Email: harold.brunink@virgin.com

with a required copy (which copy shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Derek Dostal, Lee Hochbaum, William Aaronson
Email: derek.dostal@davispolk.com
lee.hochbaum@davispolk.com
william.aaronson@davispolk.com

(ii) if to the Grove:

Grove Collaborative, Inc.
1301 Sansome St.
San Francisco, California 94111
Attention: Nathan Francis
Email: nfrancis@grove.co

with a copy to:

Sidley Austin LLP
1001 Page Mill Road
Building 1
Palo Alto, California 94304
Attention: Martin A. Wellington
Email: mwellington@sidley.com

Sidley Austin LLP
1999 Avenue of the Stars
17th Floor
Los Angeles, California 90067
Attention: Joshua G. DuClos
Email: jduclos@sidley.com

(iii) if to VGAC, to:

Virgin Group Acquisition Corp. II

65 Bleecker Street, 6th Floor

New York, NY 10012

Attention: Harold Brunink

Email: harold.brunink@virgin.com

with a required copy (which copy shall not constitute notice) to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attention: Derek Dostal, Lee Hochbaum, William Aaronson

Email:      derek.dostal@davispolk.com

 lee.hochbaum@davispolk.com
william.aaronson@davispolk.com

9.4.            Entire Agreement. This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof, including any commitment letter entered into relating to the subject matter hereof.

9.5.            Modifications and Amendments. This Subscription Agreement may not be amended, modified, supplemented or waived except by an instrument in writing, signed by the party against whom enforcement of such amendment, modification, supplement or waiver is sought; provided that, in the event that the Business Combination Agreement is terminated pursuant to Section 9.01 of the Business Combination Agreement without the Transactions having been completed, then no further amendment that relates only to the Tranche 1 Shares shall require VGAC’s consent.

9.6.            Assignment. Neither this Subscription Agreement nor any rights, interests or obligations that may accrue to the parties hereunder (other than the Subscribed Shares acquired hereunder and the rights set forth in Section 7) may be transferred or assigned without the prior written consent of the Subscriber and the Issuers; provided that all or a portion of Subscriber’s rights and obligations hereunder (including Subscriber’s rights to purchase the Subscribed Shares) may be assigned to one or more of its affiliates (including any fund or account managed by the same investment manager as Subscriber), or by an affiliate of such investment manager, without the prior consent of the Issuer, provided that such assignee(s) agrees in writing to be bound by the terms hereof, and upon such assignment by a Subscriber, the assignee(s) shall become Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment; provided further that, no assignment shall relieve the assigning party of any of its obligations hereunder, including any assignment to any fund or account managed by the same investment manager as Subscriber.

9.7.            Benefit. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns. This Subscription Agreement shall not confer rights or remedies upon any person other than the parties hereto and their respective successors and assigns.

9.8.            Governing Law. This Subscription Agreement, and any claim or cause of action hereunder based upon, arising out of or related to this Subscription Agreement (whether based on law, in equity, in contract, in tort or any other theory) or the negotiation, execution, performance or enforcement of this Subscription Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

9.9.            Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, provided that if subject matter jurisdiction over the matter that is the subject of the legal proceeding is vested exclusively in the U.S. federal courts, such legal proceeding shall be heard in the U.S. District Court for the District of Delaware (together with the Court of Chancery of the State of Delaware, “Chosen Courts”), in connection with any matter based upon or arising out of this Subscription Agreement. Each party hereby waives, and shall not assert as a defense in any legal dispute, that (i) such person is not personally subject to the jurisdiction of the Chosen Courts for any reason, (ii) such legal proceeding may not be brought or is not maintainable in the Chosen Courts, (iii) such person’s property is exempt or immune from execution, (iv) such legal proceeding is brought in an inconvenient forum or (v) the venue of such legal proceeding is improper. Each party hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, further consents to service of process by nationally recognized overnight courier service guaranteeing overnight delivery, or by registered or certified mail, return receipt requested, at its address specified pursuant to Section 9.2 and waives and covenants not to assert or plead any objection which they might otherwise have to such manner of service of process. Notwithstanding the foregoing in this Section 9.9, a party may commence any action, claim, cause of action or suit in a court other than the Chosen Courts solely for the purpose of enforcing an order or judgment issued by the Chosen Courts. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT. FURTHERMORE, NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

9.10.        Severability. If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

9.11.        No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

9.12.        Remedies.

9.12.1.        The parties agree that irreparable damage would occur if this Subscription Agreement is not performed or the Closing is not consummated in accordance with its specific terms or is otherwise breached and that money damages or other legal remedies would not be an adequate remedy for any such damage. It is accordingly agreed that the parties hereto shall be entitled to equitable relief, including in the form of an injunction or injunctions, to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement in an appropriate court of competent jurisdiction as set forth in Section 9.9, this being in addition to any other remedy to which any party is entitled at law or in equity, including money damages. The right to specific enforcement shall include the right of the parties hereto to cause the other parties hereto to cause the transactions contemplated hereby to be consummated on the terms and subject to the conditions and limitations set forth in this Subscription Agreement. The parties hereto further agree (i) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, (ii) not to assert that a remedy of specific enforcement pursuant to this Section 9.12 is unenforceable, invalid, contrary to applicable law or inequitable for any reason and (iii) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

9.12.2.        The parties acknowledge and agree that this Section 9.12 is an integral part of the transactions contemplated hereby and without that right, the parties hereto would not have entered into this Subscription Agreement.

9.13.        Survival of Representations and Warranties and Covenants. All representations and warranties made by the parties hereto, and all covenants and other agreements of the parties hereto, in this Subscription Agreement shall survive the Investment Closings.

9.14.        Headings and Captions. The headings and captions of the various subdivisions of this Subscription Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

9.15.        Counterparts. This Subscription Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

9.16.        Construction. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Subscription Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Subscription Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant. All references in this Subscription Agreement to numbers of shares, per share amounts and purchase prices shall be appropriately adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or the like occurring after the date hereof.

9.17.        Mutual Drafting. This Subscription Agreement is the joint product of the parties hereto and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and shall not be construed for or against any party hereto.

10.        Trust Account Waiver. In addition to the waiver of the Issuer pursuant to Section 6.03 of the Business Combination Agreement, and notwithstanding anything to the contrary set forth herein, each of Grove and Subscriber acknowledges that VGAC has established a trust account containing the proceeds of its initial public offering and from certain private placements (collectively, with interest accrued from time to time thereon, the “Trust Account”). Each of Grove and Subscriber agrees that (i) it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, and (ii) it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, in each case in connection with this Subscription Agreement, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have in connection with this Subscription Agreement; provided, however, that nothing in this Section 10 shall be deemed to limit Subscriber’s right, title, interest or claim to the Trust Account by virtue of such Subscriber’s record or beneficial ownership of securities of VGAC, including, but not limited to, any redemption right with respect to any such securities of VGAC. In the event Subscriber or Grove has any Claim against VGAC under this Subscription Agreement, Subscriber or Grove shall pursue such Claim solely against VGAC and its assets outside the Trust Account and not against the property or any monies in the Trust Account. Subscriber agrees and acknowledges that such waiver is material to this Subscription Agreement and has been specifically relied upon by VGAC to induce VGAC to enter into this Subscription Agreement and Subscriber further intends and understands such waiver to be valid, binding and enforceable under applicable law. Notwithstanding the foregoing, in no event shall the terms of this Section 10 apply to any money or other assets held outside the Trust Account.

11.        Non-Reliance. Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation, other than the representations and warranties of the Issuers expressly set forth in this Subscription Agreement, in making its investment or decision to acquire the Subscribed Shares.

Subscriber agrees that no Other Subscriber pursuant to any agreement related to the private placement of shares of VGAC capital stock (including the controlling persons, officers, directors, partners, agents or employees of any such subscriber) shall be liable to any Other Subscriber pursuant to this Subscription Agreement or any other agreement related to the private placement of shares of VGAC’s capital stock for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Subscribed Shares hereunder.

12.        Rule 144. From and after such time as the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may allow Subscriber to sell securities of VGAC to the public without registration are available to holders of the Issuer’s shares of common stock and for so long as Subscriber holds the Subscribed Shares, VGAC agrees to:

12.1.        make and keep public information available, as those terms are understood and defined in Rule 144; and

12.2.        file with the Commission in a timely manner all reports and other documents required of VGAC under the Securities Act and the Exchange Act so long as VGAC is and remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

12.3.        furnish to Subscriber so long as it owns Subscribed Shares, as promptly as practicable upon request, (x) a written statement by VGAC, if true, that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, and (y) such other information as may be reasonably requested to permit Subscriber to sell such securities pursuant to Rule 144 without registration.

VGAC shall, if requested by the Subscriber (i) cause the removal of any restrictive legend related to compliance with the federal securities laws set forth on the applicable Subscribed Shares, (ii) cause its legal counsel to deliver an opinion, if necessary, to the transfer agent in connection with the instruction under subclause (i) to the effect that removal of such legends in such circumstances may be effected in compliance under the Securities Act, and (iii) issue the applicable Subscribed Shares without any such legend in certificated or book-entry form or by electronic delivery through The Depository Trust Company, at Subscriber’s option, within two (2) Business Days of such request, if (A) such Subscribed Shares may be sold by the Subscriber without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions, or (B) the Subscriber has sold or transferred Subscribed Shares pursuant to the Registration Statement or in compliance with Rule 144. VGAC’s obligation to remove legends under this paragraph may be conditioned upon the Subscriber providing such representations and documentation (including broker representation letters) as are reasonably necessary and customarily required in connection with the removal of restrictive legends related to compliance with the federal securities laws.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Issuer and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

VIRGIN GROUP ACQUISITION CORP. II

By:	/s/ Evan Lovell
Name:	Evan Lovell
Title:	Chief Financial Officer
GROVE COLLABORATIVE, INC.

By:	/s/ Stuart Landesberg
Name:	Stuart Landesberg
Title:	Chief Executive Officer
CORVINA HOLDINGS LIMITED.

By:	/s/ Kelly Graziola
Name:	Kelly Graziola
Title:	Alternate Director

SCHEDULE A

Security:	Grove will issue to Subscriber a newly-issued series of preferred stock of Grove (the “Tranche 1 Preferred Stock”), having the terms set forth herein.
Seniority:	Except as otherwise set forth in this Schedule A, the Tranche 1 Preferred Stock will be senior to all other equity interests of Grove, other than Permitted Financing Shares.
Liquidation Preference:

In the event of any sale of Grove (whether by merger, consolidation, sale or exclusive license of all or substantially all of the assets, sale or exchange of at least a majority of the equity or otherwise) or liquidation, dissolution, or winding up of Grove, the holders of the Tranche 1 Preferred Stock shall be entitled to receive, in preference to the holders of the Grove Common Stock or any other capital stock of Grove (other than Permitted Financing Shares), on a pari passu basis, an amount equal to the sum of (i) the Minimum Tranche 1 Return and (ii) any declared but unpaid dividends or, if greater, the amount to which such share would be entitled if it was converted into shares of Grove Common Stock.

“Minimum Tranche 1 Return” means an amount equal to (i) until the 1st anniversary of the issuance of the Tranche 1 Shares, 1.1x the Tranche 1 Purchase Price per share of Tranche 1 Preferred Stock, (ii) from the 1st to the 2nd anniversary, 1.4x, (iii) from the 2nd to the 3rd anniversary, 1.6x, (iv) from the 3rd to the 4th anniversary, 1.8x, (v) from the 4th to the 5th anniversary, 2.0x, (vi) from the 5th to the 6x anniversary, 2.2x and (vii) thereafter, 2.2x, increased annually at a rate of 10%, compounding quarterly.

Conversion:	The holders of the Tranche 1 Preferred Stock shall have the right to convert the Tranche 1 Preferred Stock, at any time, into shares of Grove Common Stock. The initial conversion rate shall be 1:1 and shall be subject to customary structural anti-dilution adjustments.
Repayment:	If, after the date of the Subscription Agreement to which this Schedule A is attached, Grove obtains any debt or equity financing in excess of $100,000,000 in the aggregate (other than Permitted Financing), Grove shall use such excess financing to offer to redeem shares of Tranche 1 Preferred Stock for a redemption price equal to the Minimum Tranche 1 Return.

Secondary Sales/Right of Co-Sale:	In the event of any secondary sale of Grove Capital Stock by a selling stockholder of Grove (other than transfers that are permitted by Section 37(f) of the Amended and Restated Bylaws of Grove, effective as of February 24, 2021, the terms of which are applied here mutatis mutandis), the Subscriber will have the right to participate in such secondary sale up to the lesser of (i) total secondary sales proceeds or (ii) Minimum Tranche 1 Return.
Protective Provisions:

For so long as any shares of Tranche 1 Preferred Stock remain outstanding, in addition to any other vote or approval required under Grove’s charter or bylaws, Grove will not, without the written consent of the holders of at least a majority of Grove’s Tranche 1 Preferred Stock, either directly or by amendment, merger, consolidation, or otherwise: (i) liquidate, dissolve or wind up the affairs of Grove, or effect any merger or consolidation or any other Liquidation Event, unless the proceeds of such transaction are applied to redeem the Tranche 1 Preferred Stock in cash, (ii) amend, alter, or repeal any provision of the certificate of incorporation or bylaws in a manner adverse to the Tranche 1 Preferred Stock, (iii) increase or decrease the authorized number of shares of Tranche 1 Preferred Stock, (iv) declare or pay any dividend or other distribution to stockholders of Grove, (v) purchase or redeem any shares of capital stock of Grove (other than stock repurchased from former employees or consultants in connection with the cessation of their employment/services, at the lower of fair market value or cost) and (vi) authorize or create (by reclassification, merger or otherwise) or issue or obligate itself to issue any new class or series of equity security (including any security convertible into or exercisable for any equity security) having rights, preferences or privileges senior to the Tranche 1 Preferred Stock, including by modifying the rights, preferences or privileges of any other class or series of equity security (including any security convertible into or exercisable for any equity security).

These protective provisions will apply to issuances by any subsidiary of Grove, mutatis mutandis.

SCHEDULE B

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

A.       QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

1.	☐ We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) (a “QIB”)).

2.	☐ We are subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):

1.	☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

*** AND ***

C.       AFFILIATE STATUS

(Please check the applicable box) SUBSCRIBER:

☐             is:

☐            is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer or acting on behalf of an affiliate of the Issuer.

This page should be completed by Subscriber
and constitutes a part of the Subscription Agreement.

Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended;

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐	Any investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐	Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

☐	Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐	Any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

☐	Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the securities offered, and with total assets in excess of $5,000,000;

☐	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

☐	Any natural person whose individual net worth, or joint net worth with that person’s spouse, exceeds $1,000,000. For purposes of calculating a natural person’s net worth: (a) the person’s primary residence shall not be included as an asset; (b) indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of securities, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of securities exceeds the amount outstanding sixty (60) days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (c) indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of securities shall be included as a liability;

☐	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

☐	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D;

☐	Any entity in which all of the equity owners are “accredited investors”;

☐	Any natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status, such as a General Securities Representative license (Series 7), a Private Securities Offerings Representative license (Series 82) and an Investment Adviser Representative license (Series 65);

☐	Any “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 which was not formed for the purpose of investing in the Issuer, has assets under management in excess of $5,000,000 and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

☐	Any “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office, whose prospective investment in the Issuer is directed by such family office, and such family office is one (i) with assets under management in excess of $5,000,000, (ii) that was not formed for the specific purpose of investing in the Issuer , and (iii) whose prospective investment in the Issuer is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of such prospective investment.